Exhibit 99.1

Date: December 26, 2017	NEWS RELEASE
Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL INCORPORATED TO ACQUIRE

ACLARA TECHNOLOGIES LLC FOR $1.1 BILLION

•	Strengthens Hubbell Power Systems’ Leadership Position in Utility Markets

•	Adds High Quality Critical Components with Communication Functionality

•	Expect EPS Accretion in 2018 excluding Intangible Amortization, Deal Related Costs

•	Expect GAAP EPS Accretion in 2019

•	Conference Call Scheduled for Today at 10:00 AM ET

SHELTON, CT. (December 26, 2017) – Hubbell Incorporated (NYSE: HUBB) (“Hubbell” or “The Company”) today announced that it has entered into a definitive agreement to acquire Aclara Technologies LLC (“Aclara”), an affiliate of Sun Capital Partners, Inc. (“Sun Capital”) for approximately $1.1 billion in an all-cash transaction.

The transaction strengthens and broadens Hubbell Power Systems’ competitive position across utility markets. The acquisition will combine the complementary strengths of Aclara and Hubbell Power Systems, providing the opportunity to integrate Aclara’s strong customer relationships and smart infrastructure solutions into the Hubbell portfolio and accelerate ongoing innovation efforts to address utility customer demand for data and integrated solutions.

Aclara offers a comprehensive suite of solutions, including advanced metering infrastructure, meters and edge devices, software, and installation services. These products and services provide utilities visibility into their distribution networks, optimize network performance and help engage with their customers. With approximately 1,200 people working with more than 800 electric, water and gas utilities worldwide, Aclara provides actionable insights to help utilities predict, plan and respond to conditions, improve operational efficiency and promote resource conservation to customers. Aclara reported revenues of $500 million and adjusted EBITDA (1) of $90 million for the fiscal year ended September 30, 2017.

“This is an exciting transaction that is consistent with our long-standing acquisition strategy. Aclara participates in attractive markets that complement our core with high quality products and talented people,” said David G. Nord, Chairman, President and Chief Executive Officer. “Together with Aclara, Hubbell will be even better positioned to serve customers through a differentiated smart grid solution and expanded portfolio. Hubbell Power Systems has a history of successfully integrating acquisitions under Gerben Bakker’s leadership, and we both look forward to welcoming our new colleagues. We have long admired the position of Aclara’s businesses in the industry, and are confident that integrating Aclara’s capabilities with Hubbell’s will allow us to deliver increased value to customers and shareholders.”

“We are delighted to join a company with Hubbell’s resources, alliance relationships with major utilities, and shared commitment to quality and innovation,” said Allan Connolly, President and CEO of Aclara. “Aclara appreciates the support Sun Capital provided to establish us as a world leading provider of end-to-end, smart infrastructure solutions for electric, water and gas utilities. We look forward to our future with Hubbell and all that we will achieve together.”

STRATEGIC AND FINANCIAL BENEFITS OF THE TRANSACTION

•	Strengthens competitive position of attractive Hubbell Power Systems business. The addition of Aclara’s software and analytics solutions, along with its robust and flexible communications networks, to Hubbell Power Systems’ performance-critical components, will provide a differentiated solution for a broader set of utility customers to meet their “next gen” needs.

•	Extends smart technology and automation capabilities. Aclara’s advanced metering solutions and grid monitoring sensor technology, as well as its leading software enabled installation services, will expand Hubbell’s presence in utility automation, and will allow Hubbell to deliver an end-to-end solution to customers.

•	Robust financial profile. The transaction is expected to be accretive in 2018 to Hubbell’s diluted EPS, excluding intangible amortization and deal related costs, and in 2019 on a GAAP basis. Further, Hubbell expects to maintain an investment grade rating.

TRANSACTION FINANCING AND APPROVALS

Hubbell has obtained fully committed bridge financing from J.P. Morgan Securities LLC, BofA Merrill Lynch, and HSBC Securities (USA). Hubbell expects its debt-to-adjusted EBITDA(2) ratio to be 3.1x at the close of the transaction, and anticipates reducing this ratio over the next few years.

The transaction, which is expected to be completed in the first quarter of 2018, is subject to the satisfaction of customary closing conditions, including U.S. antitrust clearance.

ADVISORS

J.P. Morgan Securities LLC is serving as financial advisor to Hubbell, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel. Morgan Stanley & Co. LLC and Stephens Inc. are acting as financial advisors to Aclara, and Morgan, Lewis and Bockius LLP is serving as legal counsel.

CONFERENCE CALL

Hubbell will webcast a conference call to discuss the transaction today at 10:00 AM ET.

The live audio of the conference call and accompanying materials will also be available and can be accessed by visiting Hubbell’s Events and Presentations section. You can also access this information by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Events/Presentations” from the drop-down menu.

Audio replays of the conference call are available in three ways:

1.	Two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode number 7699136. The replay will be available until January 26, 2018 at 11:59 PM ET.

2.	One hour after the call by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Events/Presentations” from the drop-down menu.

3.	As a Podcast 24 hours after the original conference call by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Events/Presentations” from the drop-down menu, then selecting “Past Events”.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning certain plans, expectations, goals, projections, and statements about the benefits of the proposed acquisition, Hubbell’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “target”, “believe”, “continues”, “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations”, “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company’s current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of productivity improvements and cost reduction actions; pension expense; effects of unfavorable foreign currency exchange rates; price and material costs; general economic and business conditions; the impact of and the ability to complete strategic acquisitions and integrate acquired companies; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; the possibility that the proposed transaction does not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; diversion of management’s attention from ongoing business operations and opportunities; Hubbell’s ability to complete the acquisition and integration of Aclara Technologies LLC successfully; litigation relating to the transaction; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2016.

About Aclara

Aclara is a world-class supplier of smart infrastructure solutions (SIS) to water, gas, and electric utilities globally. Aclara SIS offerings include smart meters and other field devices, advanced metering infrastructure and software and services that enable utilities to predict and respond to conditions, leverage their distribution networks effectively and engage with their customers.

About the Company

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2016 revenues of $3.5 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contacts:

Steve Beers	Steve Frankel / Mary Aiello
Hubbell Incorporated	Joele Frank, Wilkinson Brimmer Katcher
40 Waterview Drive	(212) 355-4449
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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(1)	Reconciliation of Aclara’s Non-GAAP Financial Measures:

Fiscal year ended September 30, 2017

(unaudited)

(in millions)

Net Income (GAAP Measure) (a)	$(2.4)
Interest expense	30.5
Depreciation and amortization	34.8
Income taxes	0.3

EBITDA	$63.2
Deal and integration costs	13.7
Extraordinary warranty costs	13.0

Adjusted EBITDA (non-GAAP measure) (b)	$89.9

a)	Net Income from 9/30/17 audited financial statement of Meter Readings Holding, LLC, a wholly owned subsidiary of Meter Readings Holding Group, LLC
b)	Management believes Adjusted EBITDA provides investors with useful information regarding the underlying performance of Aclara, excluding costs of integration activities and as well as certain discrete warranty costs that were incurred in the fiscal year ended September 30, 2017.

(2)	The estimate of 3.1x initial debt-to-adjusted EBITDA is calculated based on approximately $2.2 billion of expected total debt (Long term and Short term) immediately after the transaction, divided by estimated combined Adjusted EBITDA of $693M, including Hubbell Incorporated’s consensus full year 2017 EBITDA of $603 million at 12/21/2017, plus Aclara’s Adjusted EBITDA of $90 million.